Exhibit 99

Form 4 Joint Filer Information

Date of Event Requiring Statement:	May 29, 2014

Issuer Name and Ticker or Trading Symbol:	ArthroCare Corporation, ARTC

Designated Filer:	OEP AC Holdings, LLC

Other Joint Filers:	One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Parent LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures:	ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.
as its General Partner

By: OEP Parent LLC
as its General Partner

	By:	/s/ Christian P. Ahrens
Name: Christian P. Ahrens
Title: Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Parent LLC
as its General Partner

By:	/s/ Christian P. Ahrens
Name: Christian P. Ahrens
Title: Managing Director

OEP PARENT LLC

By:	/s/ Christian P. Ahrens
Name: Christian P. Ahrens
Title: Managing Director